Exhibit 99.1

Date: August 2, 2016	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, August 2, 2016 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended June 30, 2016. Revenues for the quarter ended June 30, 2016 were $128.5 million and were $126.9 million in the same quarter of the prior year. Earnings per share for the quarter ended June 30, 2016 were $0.38 and were $0.34 for the same quarter of the prior year.

During the quarter the Company continued to see significant activity in its facility claim review service for the health market as payors face increasing pressure to help contain inflating medical costs as a result of the Affordable Care Act. The Company has a proprietary database of pricing information which provides unique reviews for facility reimbursement. With extensive experience in the workers’ compensation and private health markets, the Company has expanded sales activity into the Medicare market.

The Company continues its strategy of long term investments in its proprietary preferred provider network (PPO) and the surrounding infrastructure that supports its Network Solutions product line. Further enhancements were made to the provider look-up interface to better assist constituents’ access to care as well as to the Company’s robust provider portal that assists provider practices with their reimbursement processing. CorVel’s proprietary PPO allows the Company’s clients more control over their managed care program, which can be an advantage in a highly competitive marketplace.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review, preferred provider network and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, September 30, 2015 and December 31, 2015. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results—Income Statement

Quarters Ended June 30, 2015 (unaudited) and June 30, 2016 (unaudited)

Quarter Ended	June 30, 2015	June 30, 2016
Revenues	126,939,000	128,459,000
Cost of revenues	100,756,000	102,877,000

Gross profit	26,183,000	25,582,000

General and administrative	14,962,000	13,461,000

Income from operations	11,221,000	12,121,000

Income tax expense	4,321,000	4,630,000

Net income	6,900,000	7,491,000

Earnings Per Share:
Basic	$0.34	$0.38
Diluted	$0.34	$0.38

Weighted Shares
Basic	20,149,000	19,572,000
Diluted	20,335,000	19,754,000

CorVel Corporation

Quarterly Results—Condensed Balance Sheet

March 31, 2016 (audited) and June 30, 2016 (unaudited)

	March 31, 2016	June 30, 2016
Cash	32,779,000	36,234,000
Customer deposits	25,649,000	24,510,000
Accounts receivable, net	59,747,000	60,702,000
Prepaid expenses and taxes	4,933,000	6,515,000
Property, net	53,268,000	55,755,000
Goodwill and other assets	43,893,000	43,728,000

Total	220,269,000	227,444,000

Accounts and taxes payable	13,233,000	18,016,000
Accrued liabilities	67,182,000	61,162,000
Deferred tax liability	7,906,000	7,712,000
Paid in capital	130,468,000	133,230,000
Treasury stock	(391,803,000)	(393,450,000)
Retained earnings	393,283,000	400,774,000

Total	220,269,000	227,444,000